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                                                                    EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We consent to the incorporation by reference in the Registration Statements of Blyth Industries, Inc. and Subsidiaries on Form S-8 (Nos. 33-91954 and 333-50011) and Form S-3 (No. 333-59847) of our report dated March 28, 1997, on our audits of the consolidated financial statements and financial statements schedule of Blyth Industries, Inc. and Subsidiaries as of January 31, 1997 and for the year ended January 31, 1997 which report is included in the Annual Report on Form 10-K for the year ended January 31, 1999.


                                                         /s/ Grant Thornton LLP
                                                         GRANT THORNTON LLP

Chicago, Illinois
April 30, 1999